Exhibit 10.1

AMENDMENT

TO

LETTER AGREEMENT

This Amendment to the Letter Agreement (this “Amendment”) is made on June 7, 2021, by and among Juniper Industrial Holdings, Inc., a Delaware corporation (“JIH” or the “Company”), Juniper Industrial Sponsor, LLC (the “SPAC Sponsor”) and the undersigned individuals, each of whom is a member of the Company’s board of directors and/or management team (collectively, the “Insiders” and, together with the Company and the SPAC Sponsor, the “Parties”).

RECITALS

WHEREAS, the Company is a blank check company incorporated to acquire one or more operating businesses through a Business Combination;

WHEREAS, in connection with the Company’s Public Offering, the Company and the SPAC Sponsor entered into that certain letter agreement dated November 7, 2019 (the “Letter Agreement”), pursuant to which, inter alia, the SPAC Sponsor and the Insiders agreed not to Transfer any Founder Shares or Private Placement Warrants until certain conditions are satisfied.

WHEREAS, the Company has entered into a Business Combination Agreement, dated of even date herewith, by and among (i) Janus Parent, Inc., a Delaware corporation (“Parent”), (ii) JIH, (iii) JIH Merger Sub, Inc., a Delaware corporation and wholly-owned subsidiary of Parent (“JIH Merger Sub”), (iv) Jade Blocker Merger Sub 1, Inc., a Delaware corporation and wholly-owned subsidiary of Parent (“Blocker Merger Sub 1”), (v) Jade Blocker Merger Sub 2, Inc., a Delaware corporation and wholly-owned subsidiary of Parent (“Blocker Merger Sub 2”), (vi) Jade Blocker Merger Sub 3, Inc., a Delaware corporation and wholly-owned subsidiary of Parent (“Blocker Merger Sub 3”), (vii) Jade Blocker Merger Sub 4, Inc., a Delaware corporation and wholly-owned subsidiary of Parent (“Blocker Merger Sub 4”), (viii) Jade Blocker Merger Sub 5, Inc., a Delaware corporation and wholly-owned subsidiary of Parent (“Blocker Merger Sub 5”, and together with Blocker Merger Sub 1, Blocker Merger Sub 2, Blocker Merger Sub 3 and Blocker Merger Sub 4, the “Blocker Merger Subs” together with JIH, JIH Merger Sub, and Parent, the “Parent Parties”), (ix) Clearlake Capital Partners IV (AIV-Jupiter) Blocker, Inc., a Delaware corporation (“Blocker 1”), (x) Clearlake Capital Partners IV (Offshore) (AIV-Jupiter) Blocker, Inc., a Delaware corporation (“Blocker 2”), (xi) Clearlake Capital Partners V (AIV-Jupiter) Blocker, Inc., a Delaware corporation (“Blocker 3”), (xii) Clearlake Capital Partners V (USTE) (AIV-Jupiter) Blocker, Inc., a Delaware corporation (“Blocker 4”), (xiii) Clearlake Capital Partners V (Offshore) (AIV-Jupiter) Blocker, Inc., a Delaware corporation (“Blocker 5”), and together with Blocker 1, Blocker 2, Blocker 3 and Blocker 4, the “Blockers”), (xiv) Janus Midco, LLC, a Delaware limited liability company (“Janus Midco”), (xv) Jupiter Management Holdings, LLC, a Delaware limited liability company (“Management Holdings”), (xvi) Jupiter Intermediate Holdco, LLC, a Delaware limited liability company (“Holdco”), (xvii) J.B.I., LLC, a Georgia limited liability company (“JBI”), and (xviii) Cascade GP, LLC, a Delaware limited liability company, solely in its capacity as representative of the Blocker Owners (as defined below) and the Company Equityholders (as defined below) (the “Equityholder Representative”) (as the same may be amended from time to time, the “Business Combination Agreement”), pursuant to which, among other things, (i) Merger Sub merged with and into JIH, with JIH surviving as the surviving company and a wholly-owned subsidiary of Parent (the “JIH Merger”) and (ii) each of the Blockers will merge with and into Parent, with Parent as the surviving company (the “Parent Mergers” and together with the JIH Merger, the “Transactions”), effective as of the date hereof (the “Closing”);

WHEREAS, as partial inducement for the Parties to enter into the Business Combination Agreement, the Company has agreed to amend the Letter Agreement in accordance with Section 13 thereof as set forth herein; and

WHEREAS, capitalized terms used but not defined herein shall have the respective meaning ascribed to such terms in the Letter Agreement.

NOW THEREFORE, in consideration of the mutual promises and covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each of the SPAC Sponsor and the Insiders hereby agrees with the Company as follows:

1. Section 8 is hereby amended so that (a) references to Founder Shares, shares of Common Stock issuable upon conversion of the Founder Shares, and shares of Common Stock shall refer to Parent Common Stock (as defined in the Business Combination Agreement, and (b) references to Private Placement Warrants shall refer to Parent Warrants (as defined in the Business Combination Agreement).

2. A new Section 18 is hereby added after Section 17 and shall read in its entirety:

“18. Janus Parent, Inc. shall be an express third-party beneficiary to the rights and obligations contained in Section 8 hereto.”

3. This Amendment may be executed in any number of original or electronic counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

4. Except as expressly set forth in this Amendment, no other amendment or modifications are made to any other provisions of the Letter Agreement, and the Letter Agreement shall remain in full force and effect, as amended hereby, and so amended, the Parties hereby reaffirm all of their respective rights and obligations thereunder.

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties have each executed and delivered this Amendment as of the day and year first above written.

JUNIPER INDUSTRIAL SPONSOR, LLC

By:	/s/ Roger Fradin
Name: Roger Fradin
Title: Managing Member

By:	/s/ Roger Fradin
Name: Roger Fradin

By:	/s/ Brian Cook
Name: Brian Cook

By:	/s/ Mitchell Jacobson
Name: Mitchell Jacobson

By:	/s/ Mark Levy
Name: Mark Levy

Acknowledged and Agreed:

JUNIPER INDUSTRIAL HOLDINGS, INC.

By	/s/ Brian Cook
Name: Brian Cook
Title: Chief Financial Officer

Acknowledged and Agreed, for purposes of Section 8 and Section 18:

JANUS PARENT, INC.

By	/s/ Brian Cook
Name: Brian Cook
Title: President

[Signature Page to Amendment to Letter Agreement]